  Atlas Corporate & Notary Supply Co., P.O. Box 1638, Skokie, Illinois 60076




      Number                     Eagle Picture                    Shares
                   ORGANIZED UNDER THE LAWS OF THE STATE OF

                                   DELAWARE

                            EQUALITY BANCORP, INC.

           Authorized   4,000,000  Shares of   S0.01   Par Value Each
                      -------------          ----------



THIS CERTIFIES THAT___________________________________________ is the owner of
____________________________ Shares of the Capital Stock of the above named Corporation, fully paid, non-assessable and transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____________ day of ________________ 19 _______________

____________________________                        ____________________________
                   SECRETARY                                           PRESIDENT




The Capital Stock of the above named Corporation is not a deposit or account and is not federally insured by the Federal Deposit Insurance Corporation or any agency of the United States government.